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                                                                   EXHIBIT 10.20


                             RACING CHAMPIONS, INC.
                1996 KEY EMPLOYEES PERFORMANCE COMPENSATION PLAN


                                   ARTICLE I

                                PURPOSE OF PLAN

                 The 1996 Key Employees Performance Compensation Plan (the "Plan") of Racing Champions, Inc., a Delaware corporation (the "Company"), adopted by the Board of Directors of the Company on April 30, 1996 (the "Plan Adoption Date"), is for executives and other key employees of the Company, and is intended to advance the best interests of the Company and its stockholders by rewarding those persons who have a substantial responsibility for its management and growth, thereby encouraging them to contribute to the success of the Company and to remain in its employ.


                                   ARTICLE II

                                  DEFINITIONS

                 For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                 "1996 EBITDA" means Audited EBITDA for the period beginning on January 1, 1996 and ending on December 31, 1996.

                 "Audited EBITDA" means, for any period, Consolidated EBITDA (as defined in the Credit Agreement) for such period plus any amount paid by the Company as Performance Bonuses or Bonus Advances pursuant to the Plan included in the determination of Consolidated EBITDA, as determined based upon the Parent's audited consolidated financial statements such period, calculated in accordance with generally accepted accounting principles, consistently applied.

                 "Board" means the Board of Directors of the Company.

                 "Cause" (i) with respect to each Participant who has entered into an employment agreement with the Company or any of its Subsidiaries which contains a definition of "Cause," has the meaning given such term therein and
(ii) with respect to any other Participant, shall be deemed to exist if the Participant shall have (a) failed to substantially perform his duties to the reasonable satisfaction of the Board of Directors of the Company; provided that so long as Robert Dods, Boyd Meyer or Peter Chung serves as a director of the Company, any determination pursuant to this clause (a) must be approved by the Requisite Founder Directors; (b) committed a felony or a crime involving moral turpitude; (c) engaged in serious misconduct which is demonstrably injurious to the Parent or any of its Subsidiaries; (d) engaged in fraud or dishonesty with respect to the Parent or any of its Subsidiaries or made a material misrepresentation to the stockholders or directors of the Parent or any of its Subsidiaries; or (e) committed acts of negligence in the performance of his duties which are substantially injurious to the Parent or any of its Subsidiaries.
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                 "CCI EBITDA" means Audited EBITDA for the period beginning on the Plan Adoption Date and ending on December 31, 1996.

                 "Credit Agreement" means the Credit Agreement, dated as of the date hereof, by and among the Company, certain affiliates of the Company and The First National Bank of Boston, as lender and agent, and the other lenders named therein, as amended, modified and supplemented from time to time.

                 "Disability" (i) with respect to each Participant who has entered into an employment agreement with the Company or any of its Subsidiaries which contains a definition of "Disability," has the meaning given such term therein and (ii) with respect to any other Participant, means a physical or mental sickness or any injury which renders the Participant incapable of performing the services required of him as an employee of the Company and which does or may be expected to continue for more than six (6) months during any 12-month period. In the event Participant shall be able to perform his usual and customary duties on behalf of the Company following a period of disability, and does so perform such duties, or such other duties as are prescribed by the Board or the President of the Company, for a period of three continuous months, any subsequent period of disability shall be regarded as a new period of disability for purposes of this Agreement. The Company and the Participant shall determine the existence of a Disability and the date upon which it occurred. In the event of a dispute regarding whether or when a Disability occurred, the matter shall be referred to a medical doctor selected by the Company and the Participant. In the event of their failure to agree upon such a medical doctor, the Company and the Participant shall each select a medical doctor who together shall select a third medical doctor who shall make the determination. Such determination shall be conclusive and binding upon the parties hereto.

                 "Final Bonus Determination Date" means the date on which the Parent's audited consolidated financial statements are issued for the period beginning on January 1, 1996 and ending on December 31, 1996.

                 "Founder Director" at any time means Robert Dods, Boyd Meyer or Peter Chung if at such time such individual is a member of the Board.

                 "Good Reason" (i) with respect to each Participant who has entered into an employment agreement with the Company or any of its Subsidiaries which contains a definition of "Good Reason," has the meaning given such term therein and (ii) with respect to any other Participant, means
(a) the material diminution of the Participant's duties or (b) the relocation of the offices at which the Participant is principally employed by the Company or any of its Subsidiaries to a location which is more than 50 miles from the offices at which the Participant is principally employed as of the date hereof; provided, that travel necessary for the performance of the Participant's duties set forth in Section 3 above shall not determine the location where the Participant is "principally employed."

                 "Parent" means Collectible Champions, Inc., a Delaware corporation and owner of 100% of the capital stock of the Company.





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                 "Person" means any individual, partnership, corporation,
limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

                 "Requisite Founder Directors" at any time means (i) if there are three Founder Directors at such time, any two Founder Directors, (ii) if there are two Founder Directors at such time, any Founder Director or (iii) if there is one Founder Directors at such time, such Founder Director.

                 "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

                 "Unaudited EBITDA" means, for any period, Consolidated EBITDA (as defined in the Credit Agreement) for such period plus any amount paid by the Company as Performance Bonuses or Bonus Advances pursuant to the Plan included in the determination of Consolidated EBITDA, as determined based upon the Parent's unaudited consolidated financial statements such period, calculated in accordance with generally accepted accounting principles, consistently applied.

                 "Quarterly Bonus Advance Determination Date" means, with respect to a fiscal quarter of the Company, the date on which the Parent's unaudited consolidated financial statements are issued for such fiscal quarter.

                                  ARTICLE III

                                  PARTICIPANTS

                 The employees of the Company and its Subsidiaries selected to participate in the Plan (the "Participants") are set forth on Schedule I attached hereto. The President in consultation with the Board may select additional employees of the Company and its Subsidiaries to participate in the Plan, and such employees shall be deemed to be "Participants" for all purposes of this Plan. The "Percentage Share" set forth on Schedule I which is deemed "unallocated" shall be allocated among the Participants by the President in consultation with the Board.





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                                   ARTICLE IV

                           AWARD OF PERFORMANCE BONUS

                 4.1 Determination of Performance Bonus. If a Participant is employed by the Company or any of its Subsidiaries on December 31, 1996, the "Performance Bonus" of such Participant shall be equal to the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by CCI EBITDA; provided that the Performance Bonus of each Participant shall be zero if 1996 EBITDA is less than $15,928,000. If a Participant's employment is terminated on a date (the "Termination Date") prior to December 31, 1996 for reason of death or Disability, by the Company without Cause or by the Participant for Good Reason, such Participant's Performance Bonus shall be equal to the Performance Bonus to which such Participant would have been entitled had he or she been employed by the Company or any of its Subsidiaries on December 31, 1996 multiplied by a fraction the numerator of which is the number of days elapsed from the Plan Adoption Date to the Termination Date and the denominator of which is the number of days elapsed from the Plan Adoption Date to December 31, 1996.

                 4.2 Quarterly Advance of Performance Bonus. With respect to the fiscal quarter of the Company ending June 30, 1996, the "Bonus Advance" of each Participant in the Plan for such fiscal quarter shall be equal to the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by 50% multiplied by Unaudited EBITDA for the period beginning on the Plan Adoption Date and ending June 30, 1996; provided that the Bonus Advance of each Participant for such period shall be zero if Unaudited EBITDA for the period beginning on the Plan Adoption Date and ending June 30, 1996 is less than $3,318,333. With respect to the fiscal quarter of the Company ending September 30, 1996, the Bonus Advance of each Participant in the Plan for such fiscal quarter shall be equal to (A) the Percentage Share set forth next to such Participant's name on Schedule I multiplied by 5.12% multiplied by 50% multiplied by Unaudited EBITDA for the period beginning on the Plan Adoption Date and ending September 30, 1996 minus (B) the amount of any Bonus Advance received by such Participant with respect to the fiscal quarter of the Company ending June 30, 1996 pursuant to the previous sentence; provided that the Bonus Advance of each Participant for such period shall be zero if Unaudited EBITDA for the period beginning on the Plan Adoption Date and ending September 30, 1996 is less than $8,295,833. Each Participant shall be entitled to receive his or her Bonus Advance with respect to a fiscal quarter if and only if such Participant is employed by the Company or any of its Subsidiaries on the Quarterly Bonus Advance Determination Date with respect to such fiscal quarter. Each Bonus Advance with respect to a fiscal quarter shall be paid within ten (10) business days of the Quarterly Bonus Advance Determination Date with respect to such fiscal quarter.

                 4.3 Payment of Performance Bonus. With respect to each Participant, (i) if such Participant's Performance Bonus is greater than the amounts paid by the Company to such Participant pursuant to Section 4.2 above, the difference shall be payable by the Company to such Participant within ten
(10) business days of the Final Bonus Determination Date; and (ii) if the amounts paid by the Company to such Participant pursuant to Section 4.2 above are greater than such Participant's Performance Bonus, the difference shall be payable by such Participant to the Company within ten (10) business days of the Final Bonus Determination Date.





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                                   ARTICLE V

                               GENERAL PROVISIONS

                 5.1 Nontransferability. No person eligible to receive any amount in accordance with the terms of this Plan shall have any rights to pledge, assign or otherwise dispose of all or any portion of such payments, either directly or by operation of law.

                 5.2 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary thereof to terminate any Participant's employment at any time for any reason, nor confer upon any Participant any right to continue in the employ of the Company or such Subsidiary for any period of time or to continue his present (or any other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

                 5.3 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board member shall be entitled to the indemnification rights set forth in this Section 5.3 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Board member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

                       *       *       *       *       *





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                                   SCHEDULE I



        PARTICIPANT                                        PERCENTAGE SHARE
        -----------                                        ----------------
        Curt Stoelting                                           16.0%

        John Olsen                                               12.0%

        Peter Henseler                                           12.0%

        Kevin Camp                                               12.0%

        Helena Lo                                                 5.0%

        Kelvin Ng                                                 5.0%

        Rose Lam                                                  3.0%

        Jody Taylor                                               2.0%

        Unallocated                                              33.0%

        TOTAL                                                   100.0%
        =====                                                   ======





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